Exhibit 99.4

BTC Digital Ltd. Announces Closing of $20.0 Million Underwritten Public Offering

SINGAPORE, DECEMBER 9, 2024 (GLOBE NEWSWIRE) — BTC Digital Ltd. (NASDAQ: BTCT) (the “Company”), a blockchain technology company, today announced the closing of its previously announced firm commitment underwritten public offering. Gross proceeds to the Company were approximately $20.0 million, before deducting underwriting fees and other estimated offering expenses payable by the Company. The offering closed on December 9, 2024.

The offering consisted of 2,500,000 Ordinary Shares and Pre-Funded Warrants. The public offering price per Common Share is $8.00 (or $7.999 for each Pre-Funded Warrant, which is equal to the public offering price per Ordinary Share to be sold in the offering minus an exercise price of $0.001 per Pre-Funded Warrant). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. For each Pre-Funded Warrant sold in the offering, the number of Ordinary Shares in the offering will be decreased on a one-for-one basis.

In addition, the Company granted Aegis Capital Corp. (“Aegis”) a 45-day option to purchase additional Ordinary Shares of up to 15.0% of the number of Ordinary Shares sold in the offering solely to cover over-allotments, if any.

Aegis Capital Corp. acted as the sole book-running manager for the offering. VCL Law LLP acted as U.S. counsel to the Company. Kaufman & Canoles, P.C. acted as U.S. counsel to Aegis Capital Corp.

The offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-283367) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on December 5, 2024. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BTC Digital Ltd.

BTC Digital Ltd.is a blockchain technology company, with a long-term strategy to create value across the metaverse, blockchain and cryptocurrency mining industry. The Company is committed to developing blockchain related businesses in North America, including cryptocurrency mining, mining farm construction, mining pool and data center operation, and miner accessories business.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For more information, please visit: https://btct.investorroom.com/